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Pricing Supplement dated November 1, 2000                   Rule 424(b)(2)
(To Prospectus dated August 14, 2000 and                    File No. 333-81913
Prospectus Supplement dated September 5, 2000)              CUSIP: 939671AC7

                    WASHINGTON REAL ESTATE INVESTMENT TRUST
                   Medium-Term Notes, Series B - Fixed Rate

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Principal Amount:  $55,000,000           Interest Rate:  7.78%

Agents' Discount or Commission:$247,500  Stated Maturity Date: November 15, 2004

Net Proceeds to Issuer:  $54,752,500     Original Issue Date: November 6, 2000
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Interest Payment Dates:  May 15 and November 15 of each year, commencing May 15,
2001.

Redemption:  The Notes cannot be redeemed prior to the Stated Maturity Date.

Optional Repayment:  The Notes cannot be repaid prior to the Stated Maturity
Date.

Currency:  U.S. dollars

Original Issue Discount: [_] Yes [X] No

Form:    [X] Book-Entry  [_] Certificated

Agents:  Merrill Lynch, Pierce, Fenner & Smith Incorporated
         BB&T Capital Markets/Scott & Stringfellow, Inc.
         Banc One Capital Markets, Inc.
         Credit Suisse First Boston Corporation
         Deutsche Bank Securities Inc.
         A.G. Edwards & Sons, Inc.
         Legg Mason Wood Walker, Incorporated
         Salomon Smith Barney Inc.

Agents acting in the capacity as indicated below:
         [_] Agent    [X] Principal

If as Principal:

         [_] The Notes are being offered at varying prices related to prevailing market

         [X] The Notes are being offered at a fixed initial public offering price of 100% of the principal amount.